Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com

Exhibit 99.1
Almost Family Reports First Quarter 2010 Results

First Quarter Highlights:
•	Net service revenues increased 19% to $81.8 million
•	Visiting Nurse (VN) segment net revenues rose 22% to $71.5 million
•	Net income increased 33% to $7.4 million
•	Diluted EPS increased 19% to $0.80 per share on 13% more shares outstanding
•	Quarterly operating cash flow of $13.7 million – strongest in the Company’s history
•	Approximately $100 million in cash plus credit facility available to fund acquisitions

Louisville, KY, April 28, 2010 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing services, announced today its financial results for the three months ended March 31, 2010.

William Yarmuth, Chief Executive Officer, commented, “We’re very pleased to report our first quarter operating results which truly highlight the strength of our underlying core business.  Our VN segment generated 20% organic revenue growth over the same quarter last year.”  Yarmuth added:  “The recent passage of health care reform legislation now provides us with reasonable reimbursement visibility for the next three years.  Combined with our strong financial condition and access to additional capital, this reimbursement clarity positions us to take advantage of our acquisition opportunities which have largely been on hold for the past year.”

First Quarter Financial Results

Almost Family reported first quarter 2010 net service revenues of $81.8 million, an 18.6% increase from $68.9 million in the first quarter of 2009.

Net income for the first quarter of 2010 was $7.4 million, or $0.80 per diluted share, compared to $5.6 million, or $0.68 per diluted share, in the first quarter of 2009.  The weighted average shares outstanding for purposes of calculating diluted earnings per share increased 13% between periods.

First Quarter Segment Results

Net revenues in the Visiting Nurse segment for the first quarter of 2010 were $71.5 million, a 22% increase from $58.7 million in the first quarter of 2009.  The total revenue growth of $12.8 million came from a 17% organic growth rate plus $1.0 million from acquired operations.  Organic Medicare admissions growth was 13% and organic Medicare Episodic growth was 16%.  Operating income before corporate expense in the VN segment for the first quarter of 2010 was $15.9 million, a 30% increase from $12.2 million in the first quarter of 2009.

Net revenues in the Personal Care (PC) segment for the first quarter of 2010 were flat at $10.2 million for the first quarter of 2010 and 2009.  Operating income before unallocated corporate expense in the PC segment for the first quarter of 2010 was $1.3 million, a 13% increase from $1.1 million in the first quarter of 2009.

Conference Call

A conference call to review the results will begin at 11:00 a.m. ET on April 28, 2010, and will be hosted by William Yarmuth, Chief Executive Officer, and Steve Guenthner, Chief Financial Officer. To participate in the conference call, please dial 1-877-407-0789 (USA) or 1-201-689-8562 (International).  In addition, a dial-up replay of the conference call will be available beginning April 28, 2010 at 2:00 p.m. ET and ending on May 12, 2010. The replay telephone number is 1-877-660-6853 (USA) or 1-201-612-7415 (International). Account Number: 3055 and Passcode: 349687.

A live Web cast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.almostfamily.com. A Web cast replay can be accessed on the corporate Web site beginning April 28, 2010 at approximately 2:00 p.m. ET and will remain available until May 28, 2010.

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months ended March 31,
	2010	2009
Net service revenues	$81,778	$68,941
Cost of service revenues (excluding depreciation and amortization)	37,587	32,216
Gross margin	44,191	36,725
General and administrative expenses:
Salaries and benefits	22,314	19,002
Other	9,284	8,156
Total general and administrative expenses	31,598	27,158
Operating income	12,593	9,567
Interest expense, net	(89)	(313)
Income from continuing operations before income taxes	12,504	9,254
Income tax expense	(5,032)	(3,661)
Net income from continuing operations	7,472	5,593
Discontinued operations, net of tax benefits of $20 and ($1)	(29)	2
Net income	$7,443	$5,595

Per share amounts-basic:
Average shares outstanding	9,071	8,152
Income from continued operations	$0.82	$0.69
Loss from discontinued operations	-	-
Net income	$0.82	$0.69

Per share amounts-diluted:
Average shares outstanding	9,326	8,281
Income from continued operations	$0.80	$0.68
Loss from discontinued operations	-	-
Net income	$0.80	$0.68

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2010
ASSETS	(UNAUDITED)	December 31, 2009
CURRENT ASSETS:
Cash and cash equivalents	$31,000	$19,389
Accounts receivable - net	36,189	35,121
Prepaid expenses and other current assets	2,204	2,544
Deferred tax assets	7,628	7,786
TOTAL CURRENT ASSETS	77,021	64,840

PROPERTY AND EQUIPMENT - NET	4,213	4,291

GOODWILL	99,134	99,133

OTHER INTANGIBLE ASSETS	14,463	14,538

OTHER ASSETS	581	587
	$195,412	$183,389

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,508	$3,360
Accrued other liabilities	22,754	20,076
Current portion - capital leases and notes payable	1,776	1,836
TOTAL CURRENT LIABILITIES	30,038	25,272

LONG-TERM LIABILITIES:
Revolving credit facility	-	-
Capital lease obligations	-	40
Notes payable	1,300	2,800
Deferred tax liabilities	6,161	5,258
Other liabilities	965	1,042
TOTAL LONG-TERM LIABILITIES	8,426	9,140
TOTAL LIABILITIES	38,464	34,412

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,155 and 9,151
issued and outstanding	916	915
Additional paid-in capital	94,992	94,465
Retained earnings	61,040	53,597
TOTAL STOCKHOLDERS' EQUITY	156,948	148,977
	$195,412	$183,389

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Three Months ended March 31,
	2010	2009
Cash flows from operating activities:
Net income	$7,443	$5,595
Loss from discontinued operations	(29)	2
Income from continuing operations	7,472	5,593
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	669	574
Provision for uncollectible accounts	882	296
Stock-based compensation	430	329
Deferred income taxes	1,061	743
	10,514	7,535
Change in certain net assets and liabilities, net of the effects of acquisitions:
(Increase) decrease in:
Accounts receivable	(1,950)	(2,371)
Prepaid expenses and other current assets	339	732
Other assets	6	(16)
Increase (decrease) in:
Accounts payable and accrued expenses	4,751	(1,881)
Net cash provided by operating activities	13,660	3,999

Cash flows from investing activities:
Capital expenditures	(516)	(247)
Acquisitions, net of cash acquired	(1)	(2,852)
Net cash used in investing activities	(517)	(3,099)

Cash flows from financing activities:
Net revolving credit facility (repayments) borrowings	-	(2,048)
Proceeds from stock option exercises	76	36
Tax benefit from non-qualified stock option exercises	21	205
Principal payments on capital leases and notes payable	(1,600)	(174)
Net cash used in financing activities	(1,503)	(1,981)

Cash flows from discontinued operations:
Operating activities	(29)	2
Investing activities	-	-
Financing activities	-	-
Net cash used in discontinued operations	(29)	2

Net increase (decrease) in cash and cash equivalents	11,611	(1,079)
Cash and cash equivalents at beginning of period	19,389	1,301
Cash and cash equivalents at end of period	$31,000	$222

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Three Months ended March 31,
	2010		2009		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$71,541	87.5%	$58,748	85.2%	$12,793	21.8%
Personal Care	10,237	12.5%	10,193	14.8%	44	0.4%
	$81,778	100.0%	$68,941	100.0%	$12,837	18.6%
Operating income before corporate expenses:
Visiting Nurse	$15,862	22.2%	$12,193	20.8%	$3,669	30.1%
Personal Care	1,251	12.2%	1,103	10.8%	148	13.4%
	17,113	20.9%	13,296	19.3%	3,817	28.7%
Corporate expenses	4,520	5.5%	3,729	5.4%	791	21.2%
Operating income	12,593	15.4%	9,567	13.9%	3,026	31.6%
Interest expense, net	89	0.1%	313	0.5%	(224)	-71.6%
Income tax expense	5,032	6.2%	3,661	5.3%	1,371	37.4%
Net income from continuing operations	$7,472	9.1%	$5,593	8.1%	$1,879	33.6%

EBITDA from continuing operations	$13,692	16.7%	$10,470	15.2%	$3,222	30.8%

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months ended March 31,
	2010		2009		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	84		74		10	13.5%

All payors:
Patients Months	50,528		43,121		7,407	17.2%
Admissions	14,664		12,672		1,992	15.7%
Billable Visits	460,223		395,774		64,449	16.3%

Medicare Statisitics:
Revenue (in thousands)	$65,546	91.6%	$52,198	88.9%	$13,348	25.6%
Billable visits	381,958		314,737		67,221	21.4%
Admissions	13,268		11,483		1,785	15.5%
Episodes	21,218		18,051		3,167	17.5%

Revenue per completed episode	$3,133		$2,936		$197	6.7%
Visits per episode	18.0		17.3		0.7	4.0%

PERSONAL CARE
RESULTS OF OPERATION

	Three Months ended March 31,
	2010		2009		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	23		22		1	4.5%

Admissions	822		855		(33)	-3.9%
Patient months of care	11,799		11,693		106	0.9%
Patient days of care	148,659		145,461		3,198	2.2%
Billable hours	570,693		570,248		445	0.1%
Revenue per billable hour	$17.94		$17.87		$0.07	0.4%

Non-GAAP Financial Measure
The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules.  In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA:
EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of Continuing Operations Net Income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA
(In thousands)

	Three Months ended March 31,
	2010	2009
Net income from continuing operations	$7,472	$5,593
Add back:
Interest expense	89	313
Income tax expense	5,032	3,661
Depreciation and amortization	669	574
Amortization of stock-based compensation	430	329
Earnings before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations	$13,692	$10,470

About Almost Family
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Kentucky, Connecticut, New Jersey, Ohio, Massachusetts, Alabama, Missouri, Illinois, Pennsylvania, and Indiana (in order of revenue significance). Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment. Altogether, Almost Family operates over 100 branch locations in 11 U.S. states.

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; potential audits and investigations by governmental and regulatory agencies; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2009, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.